EX-99.23(d)(147)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

         WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 (as amended, the "Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to investment portfolios of the JNL Series Trust; and

         WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, in order to effectuate a fee reduction for the JNL/Goldman Sachs Core Plus Bond Fund, Schedule B must be amended.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2008, attached hereto.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of July, 2008.

JACKSON NATIONAL ASSET                          GOLDMAN SACHS ASSET
MANAGEMENT, LLC                                 MANAGEMENT, L.P.


By: ____________________________                By: ____________________________
Name:  MARK D. NERUD                            Name:  SCOTT E. KILGALLEN
Title: PRESIDENT                                Title: MANAGING DIRECTOR

                                   SCHEDULE B
                               DATED JULY 1, 2008
                                 (Compensation)
  ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS CORE PLUS BOND FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $500 Million                                              .25%
  ------------------------------------------------------- --------------------
  $500 Million to $1 Billion                                      .17%
  ------------------------------------------------------- --------------------
  Amounts over $1 Billion                                         .15%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS MID CAP VALUE FUND
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $100 Million                                              .50%
  ------------------------------------------------------- --------------------
  Amounts over $100 Million                                       .45%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                   JNL/GOLDMAN SACHS SHORT DURATION BOND FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $100 Million                                              .20%
  ------------------------------------------------------- --------------------
  $100 to $250 Million                                            .17%
  ------------------------------------------------------- --------------------
  $250 to $500 Million                                            .15%
  ------------------------------------------------------- --------------------
  Amounts over $500 Million                                       .12%
  ------------------------------------------------------- --------------------